SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14 (A) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant [ ]

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[ ] Preliminary Proxy Statement [X] Definitive Proxy Statement

[ ] Confidential, for use of the Commission Only [ ] Definitive Additional Materials

(as permitted by Rule 14a-6 (e) (2)) [ ] Soliciting Material Pursuant to 240.14a-11© of 240.14a-12

ENVIRONMENTAL MONITORING & TESTING CORPORATION

(Exact name of registrant as specified in its charter)

___________________________________________________________

(Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(I) (4) and 0-11.

  Title of each class of securities to which transaction applies:

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  Aggregate number of securities to which transaction applies:

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  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ENVIRONMENTAL MONITORING & TESTING CORPORATION

825 Main Street, South

New Ellenton, SC 29809

NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 21, 2000

To the shareholders of Environmental Monitoring & Testing Corporation:

NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders of Environmental Monitoring & Testing Corporation (the "Company"), a Delaware corporation, will be held at the Company's office at 825 Main Street South, New Ellenton, South Carolina on July 21, 2000 at 10:00 a.m., local time, for the following purposes:

1. To elect two directors to serve, subject to the provisions of the Bylaws, until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

2. To consider and act upon a proposal to approve the selection of Margolies, Fink and Wichrowski as the Company's independent auditors for the fiscal year ending September 30, 2000;

3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on July 7, 2000 as the record date for the meeting and only holders of shares of record at that time will be entitled to notice of and to vote at the 1999 Annual Meeting of Shareholders or any adjournment or adjournments thereof.

By order of the Board of Directors

New Ellenton, South Carolina Vincent A. Ferri, President and

July 7, 2000 Chief Executive Officer

THIS IS AN IMPORTANT MEETING AND ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND IN PERSON ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AT THEIR EARLIEST CONVENIENCE. PROMPTNESS IN RETURNING THE EXECUTED PROXY CARD WILL BE APPRECIATED. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY, NEVERTHELESS, ATTEND THE MEETING, REVOKE THE PROXY, AND VOTE THEIR SHARES IN PERSON.

ENVIRONMENTAL MONITORING & TESTING CORPORATION

825 Main Street, South

New Ellenton, SC 29809

PROXY STATEMENT

for

1999 ANNUAL MEETING OF SHAREHOLDERS

to be held July 21, 2000

 The enclosed proxy is solicited by the Board of Directors of Environmental Monitoring & Testing Corporation, a Delaware corporation (the "Company"), in connection with the 1999 Annual Meeting of Shareholders to be held at the Company's office at 825 Main Street South, New Ellenton, South Carolina on July 21, 2000 at 10:00 a.m., local time, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. The cost of this solicitation will be borne by the Company. Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies in favor of (i) the election of the two nominees listed herein to serve until the next annual meeting of shareholders, and (ii) approval of the selection of Margolies, Fink and Wichrowski as the Company's independent auditors for the fiscal year ending September 30, 2000. The record date with respect to this solicitation is the close of business on July 7, 2000 and only shareholders of record at that time will be entitled to vote at the meeting. A stockholder who submits a proxy on the accompanying form has the power to revoke it by notice of revocation directed to the proxy holders at any time before it is voted. If a stockholder specifies on the accompanying Proxy how shares are to be voted, they will be voted accordingly. If the stockholder does not specify on the Proxy how the shares are to be voted, they will be voted "FOR" the election of directors and the confirmation of the appointment of Margolies, Fink and Wichrowski as independent auditors for the 2000 fiscal year. Although a stockholder may have given a proxy, such stockholder may nevertheless attend the meeting, revoke the proxy and vote in person. The election of the directors nominated and the confirmation of the appointment of the Company's auditors will require the affirmative vote of a majority of the shares of the Company's Common Stock voting at the Annual Meeting in person or by proxy. The shares represented by all validly executed proxies received in time to be taken to the meeting, and not previously revoked, will be voted at the meeting. This proxy statement and the accompanying proxy will be mailed to you on or about June 26, 2000.

OUTSTANDING SHARES

As of July 7, 2000 the record date for determining the shareholders of the Company entitled to vote at the meeting, 3,795,183 shares of Common Stock of the Company, par value $.01 per share, were issued and outstanding. There is no cumulative voting. Each share of Common Stock entitles the holder to one vote on all matters brought before the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Common Stock as of the record date.

ELECTION OF DIRECTORS

Two directors are to be elected at the annual meeting. Those persons elected will hold office until the next annual meeting of stockholders and their successors have been elected and qualified. The Company's bylaws provide that the actual number of directors be established by resolution of the Board of Directors but in no event shall it be less than three or more than nine directors. The current Board of Directors consists of two directors.

The Company is currently seeking candidates for nomination to fill the seat vacated by Mr. Sidney Pump, who resigned in January 2000.

The nominees for the Board of Directors are set forth herein. The proxy holders intend to vote all proxies received by them for the nominees for directors listed herein unless instructed otherwise. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed herein unless instructed otherwise. As of the date of the proxy statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

NOMINEES FOR ELECTION

Name	Age	Director Since
Vincent A. Ferri President, Chief Executive Officer	49	1999
Martin Jacoby Treasurer	55	1999

Vincent A. Ferri

Mr. Ferri was appointed to the Company's Board of Directors in November 1999 and was elected as Chief Executive Officer and President of the Company contemporaneously with his appointment as a Board member. Mr. Ferri has been a licensed mortgage broker since 1993 and a licensed real estate broker since1984 with the State of Florida.

Martin Jacoby

Mr. Jacoby was appointed to the Company's Board of Directors in November 1999 and was elected as Treasurer of the Company contemporaneously with his appointment as a Board member. Mr Jacoby has been a licensed investment and insurance agent since 1973.

The Board of Directors recommends a vote FOR all nominees as directors.

During the fiscal year ended September 30, 1999 the Board of Directors met three (3) times. No directors on the Board attended fewer than 80% of the meetings of the Board of Directors.

Voting Securities and Principal Holders

As of July 7, 2000 the record date, the Company had 3,795,183 shares of Common Stock outstanding. Each share is entitled to one vote at the Company's Annual Meeting of Shareholders.

The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of July 7, 2000 by (I) owners of more than 5% of the Company's Common Stock, (ii) each director of the Company, and (iii) all executive officers and directors of the Company as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Outstanding Shares Common Stock(2)
Vincent A. Ferri 10721 St. Andrews Road Boynton Beach, FL 33436	1,900,000(3)	50.1
Martin Jacoby 9866 NW 17th Street Coral Springs, FL 33071	1,900,000(3)	50.1
WFD Partnership 10721 St. Andrews Road Boynton Beach, FL 33436	1,900,000(3)	50.1
Dennis Jacoby 412 Capri I Delray Beach, FL 33434	1,900,000(3)	50.1
Juleen Pump 4811 NW 98th Way Coral Spring, FL 33076	1,900,000(3)	50.1
Estate of George J. Georges 6445 Via Rosa Boca Raton, FL 33433	900,000(3)	23.6
All officers and directors as a group (2 persons)	1,900,000(3)	50.1

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Rule 13d-3") and unless otherwise indicated, represents shares for which the beneficial owner has sole voting and investment power.

(2) The percentage of class is calculated in accordance with Rule 13d-3 and assumes that the beneficial owner has exercised any options or other rights to subscribe which are currently exercisable within sixty (60) days and that no other options of rights to subscribe have been exercised by anyone else.

  WFD Partnership ("the Partnership") is a Florida general partnership of which Vincent A. Ferri, Martin Jacoby, Dennis Jacoby, and Juleen Pump are the general partners. The Partnership is the record owner of 1,000,000 shares of the Company's common stock which it purchased from George J. Georges on November 3, 1999. In addition, by virtue of a Stock Purchase and Voting Rights Agreement dated August 1, 1999, between the Partnership and Mr. Georges, the Partnership is obligated to buy, and Mr. Georges is obligated to sell, an additional 900,000 shares of the Company's common stock on or before December 3, 2000. This Agreement also gives the Partnership the right to vote the shares in the meantime. By virtue of the Partnership's right to vote these additional 900,000 shares, these shares have been included in the computation of the beneficial ownership. Mr. Georges died on or about April 15, 2000.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") and with the National Association of Securities Dealers Automated Quotation Systems ("NASDAQ"), initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater- than-ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations from reporting persons, there were no instances where reporting persons failed to file timely reports during the fiscal year ended September 30, 1999. However, on November 3, 1999 the stock purchase transaction consummated between WFD Partnership and Mr. George J. Georges, former President and CEO, established a reporting date for the change in controlling interest of the Company. WFD Partnership and its general partners Vincent A. Ferri, Martin Jacoby, Dennis Jacoby, and Juleen Pump did not file the required Schedule 13Ds and Form 3s in a timely manner. On or about January 27, 2000 and January 28, 2000 the required forms were filed by Vincent A. Ferri, Dennis Jacoby, Martin Jacoby, and WFD Partnership. The Company has no knowledge of the status of the required filings by Ms. Juleen Pump, a general partner of WFD Partnership.

Executive Compensation

The following table sets forth information concerning the compensation of the Company's officers who were serving as officers at the end of the Company's fiscal year. The information set forth below is for the Company's last three fiscal years.

SUMMARY COMPENSATION TABLE

					Long Term Compensation
	Annual Compensation				Awards	Payouts
Name & Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Restricted Stock Award ($)	Options SAR's (#)	LTIP Payouts ($)	All Other Com-sensation ($)
G. J. Georges(2) Former President/CEO	1999	72,000	-	360	-	-	-	-
	1998	72,000	-	600	-	-	-	-
	1997	72,000	-	1,360	-	-	-	-

(1) Includes automobile expenses for Mr. Georges.

  Mr. Georges resigned as a director, officer, and employee of the Company on November 3, 1999.

No officer of the Company is paid any salary as of the date of this proxy.

The Company does not have any formal pension, profit sharing or such other similar plans pursuant to which it pays additional cash or non-cash compensation to its employees including the individuals and group specified on previous page.

The Board of Directors of the Company may, from time to time, grant Common Stock or options to purchase Common Stock to officers, directors, and key employees. Directors of the Company may be reimbursed for expenses incurred.

Certain Transactions

During June 1998, Mr. George J. Georges, the Company's President, advanced $55,000 on behalf of the Company to purchase a drilling rig. The Company repaid Mr. Georges during the fourth quarter of fiscal year ended September 30, 1998, $55,000 plus $500 in interest.

On November 3, 1999 Mr. George J. Georges, the majority shareholder of the Company, sold a portion of his controlling interest in the Company to WFD Partnership, an unrelated third party at the time of the sale, along with transferring substantially all of his voting rights. At the time of the sale certain principals of WFD Partnership were elected directors and appointed officers of the Company. This sale may ultimately limit the Company's utilization of its net operating loss carryforward.

In conjunction with this transaction the Company borrowed $175,000 from a bank, which it secured by a certificate of deposit in the amount of $175,000. The proceeds of this loan were advanced to the acquiring shareholder and used to purchase the stock from the former majority shareholder.

This transaction resulted in a reduction of the working capital of the Company. The acquiring shareholder is a partnership and the general partners have, and will, from time to time make advances to the Company on behalf of the partnership to reduce the loan from the Company to the partnership. However, no assurances can be given that these advances will continue to meet the working capital needs of the Company.

APPOINTMENT OF AUDITORS

Margolies, Fink, and Wichrowski, independent public accountants, currently acts as the independent auditors of the Company and has been selected by the Board of Directors to act as auditors of the fiscal year ending September 30, 2000 subject to stockholder approval.

Although the Board of Directors of the Company has submitted the appointment of Margolies, Fink, and Wichrowski for stockholder approval, it reserves the right to change the selection of Margolies, Fink, and Wichrowski as auditors at any time during the fiscal year if it deems such change to be in the best interest of the Company, even after stockholder approval. No representative of Margolies, Fink and Wichrowski will be available at the annual meeting.

The Board of Directors recommends the ratification of the selection of Margolies, Fink and Wichrowski as the Company's auditors.

OTHER MATTERS

During 1995 the Company signed a letter of intent to merge with Jansko, Inc. Jansko, Inc. was engaged in designing, manufacturing, and marketing office furniture including seating products, desks, tables, and credenzas. Since the signing of the letter of intent the Company advanced $385,841 to Jansko, Inc. in conjunction with the proposed merger of the two Companies.

The Company did not merge with Jansko, Inc., and on May 1, 1996 Mr. George J. Georges, the Company's President and CEO, filed a petition in the Federal District Court of Fort Lauderdale, Florida to move Jansko, Inc., into Chapter 7--Liquidation of the Bankruptcy Act and it Amendments. On May 23, 1996 an Order For Relief was entered by the United State Bankruptcy Court, Southern District of Florida in Fort Lauderdale, Florida. As a result of these events and uncertainty of any recovery, the Company recorded a loss during the quarter ended March 31, 1996 on all advances and loans to Jansko, Inc.

A majority shareholder of the Company has filed various lawsuits against certain officers and directors of Jansko, Inc. and related parties on behalf of the Company and other parties seeking restitution of funds advanced. The Company and other parties have assigned their rights to the majority shareholder and will share in any awards less legal and other expenses, on a pro rata basis. In September 1998 the Company was advised that a settlement was reached and that the Company would receive $115,086. this amount was deposited into the Company's bank account on October 13, 1998.

On October 1, 1998 the Board authorized the Corporation to purchase common stock of the Company for Treasury shares from time to time from the open market when the market price of such shares is below the net book value of said shares. Since September 30, 1998 the Company has repurchased 205,200 of its shares from the open market. The Company's Board issued 20,000 shares of common stock to employees and 20,000 shares of common stock to a director in January 1999.

The Board of Directors has no knowledge of any other matters which may come before the meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

Interest of Certain Persons in Opposition to Matters to be Acted Upon

The Company is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, director nominee or associate of the foregoing persons in any matter to be acted on as described herein, other than elections as directors.

None of the directors of the Company have informed the Company of any intention to oppose the corporate actions as described herein.

Stockholders' Proposals

Any stockholder of the Company, who wishes to present a proposal to be considered at the 2000 Annual Meeting of the Stockholders of the Company and who wishes to have such proposal presented in the Company's proxy statement for such meeting, must deliver such proposal in writing to the Company no later than August 31, 2000.

ENVIRONMENTAL MONITORING & TESTING CORPORATION

825 Main Street, South

New Ellenton, South Carolina 29809

PROXY

This Proxy is solicited on behalf of the Board of Directors of Environmental Monitoring & Testing Corporation (the "Company").

The undersigned hereby appoints Vincent A. Ferri as Proxy, with the power of substitution, and hereby authorizes him to represent and to vote as designated below, all shares of Common Stock of the Company held of record by the undersigned on July 7, 2000 at the Annual Meeting of Shareholders to be held on July 21, 2000 or any adjournment thereof.

1. Election of Directors WITHHOLD AUTHORITY to vote

FOR all nominees listed below for all nominees listed below

(except as marked to the contrary)

Vincent A. Ferri For Against Withhold

Martin Jacoby For Against Withhold

2. To ratify the appointment of Margolies, Fink and Wichrowski as independent auditors for the fiscal year ending September 30, 2000.

For Against Abstain

3. In management's discretion, the Proxy, Vincent A. Ferri, is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the nominees listed in Proposal 1 and Proposal 2.

 Signature

 Please, Print Name

 Shares of Common Stock

Dated:______________________________________, 2000

Please, sign exactly as name appeared on Company's stock transfer records. When signing as attorney, trustee or guardian, please, give full title as such. If a corporation, please, sign in full corporate name by President or other authorized officer. If a partnership, please, have an authorized person sign in partnership name.